EXHIBIT 23.1

MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada  V6J 1G1
Telephone: (604) 737-8117  Facsimile: (604) 714-5916
________________________________________________________________________________




June 6, 2005



U.S. Securities & Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

Re:  Cheetah Oil & Gas Ltd. - S-8 Registration of 3,500,000 Shares


We have issued our report dated March 18, 2005, accompanying the consolidated financial statements in the Annual Report of Cheetah Oil & Gas Ltd. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of our report in the Registration Statement of Cheetah Oil & Gas Ltd. on Form S-8.


Yours truly,



 /s/MOORE STEPHENS ELLIS FOSTER LTD.
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 MOORE STEPHENS ELLIS FOSTER LTD.

 Chartered Accountants